EX-17 7 file002.htm FORM OF PROXY

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

YOUR PROXY VOTE IS IMPORTANT!
AND NOW YOU CAN VOTE YOUR PROXY ON THE PHONE OR THE INTERNET.
IT SAVES MONEY! TELEPHONE AND INTERNET VOTING SAVES POSTAGE COSTS. SAVINGS WHICH CAN HELP MINIMIZE FUND EXPENSES.
IT SAVES TIME! TELEPHONE AND INTERNET VOTING IS INSTANTANEOUS — 24 HOURS A DAY.
IT'S EASY! JUST FOLLOW THESE SIMPLE STEPS:
1. READ YOUR PROXY STATEMENT AND HAVE IT AT HAND.
2. CALL TOLL-FREE [ ] OR GO TO WEBSITE: [ ]
3. FOLLOW THE RECORDED OR ON-SCREEN DIRECTIONS.
4. DO NOT MAIL YOUR PROXY CARD WHEN YOU VOTE BY PHONE OR INTERNET.

Please detach at perforation before mailing.

PROXY	PROXY

MORGAN STANLEY GOVERNMENT INCOME TRUST

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 6, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned hereby appoints Ronald E. Robison, Stephanie V. Chang Yu and Barry Fink, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all shares of Morgan Stanley Government Income Trust held of record by the undersigned on November 27, 2006 at the Special Meeting of Shareholders of Morgan Stanley Government Income Trust to be held March 6, 2007 and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, AND, IN THE DISCRETION OF SUCH PROXIES, UPON ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1.

VOTE VIA THE INTERNET: [ ]
VOTE VIA THE TELEPHONE: [ ]
999 99999 999 999
NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date
(Please see reverse side)

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF TRUSTEES OF MORGAN STANLEY GOVERNMENT INCOME TRUST RECOMMENDS YOU VOTE IN FAVOR OF THE REORGANIZATION.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET (SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS).

PLEASE MARK VOTES AS IN THIS EXAMPLE:

	FOR	AGAINST	ABSTAIN
1.Approval of an Agreement and Plan of Reorganization, dated [ ], 2006, between Morgan Stanley Government Income Trust (‘‘Government Income’’), and Morgan Stanley U.S. Government Securities Trust (‘‘Government Securities’’), pursuant to which substantially all of the assets of Government Income would be combined with those of Government Securities and shareholders of Government Income would become Class D shareholders of Government Securities receiving shares of Government Securities with a value equal to the value of their holdings in Government Income.

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY